          As filed with the Securities and Exchange Commission on April 12, 2002
                                                    Registration No. 333 -
                                                                           -----
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   RAMBUS INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                         94-3112828

(State of incorporation)                    (I.R.S. Employer Identification No.)

                               4440 El Camino Real
                           Los Altos, California 94022
          (Address, including zip code, of Principal Executive Offices)

                                 1997 Stock Plan
                        1997 Employee Stock Purchase Plan
                       1999 Nonstatutory Stock Option Plan

                            (Full title of the plans)

                                John D. Danforth
                       Sr. Vice President, General Counsel
                                  and Secretary
                                   Rambus Inc.
                               4440 El Camino Real
                           Los Altos, California 94022
                                 (650) 947-5000
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:

                            Katharine A. Martin, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE


                                                   Amount        Proposed Maximum     Proposed Maximum
          Title of Securities                      to be          Offering Price     Aggregate Offering        Amount of
            to be Registered                   Registered (1)        Per Share             Price           Registration Fee
          -------------------                  --------------    ----------------    ------------------    ----------------
Common Stock, $0.001 par value:
-- Newly Reserved under
   1997 Stock Plan, as amended on
   October 20, 1999 (the "1997 Plan")(2) ......   3,854,934          $ 7.19 (3)         $27,716,975.46           $2,550
-- Newly Reserved under
   1997 Employee Stock
   Purchase Plan (the "ESPP")(4) ..............     184,221          $ 6.11 (5)         $ 1,125,590.31           $  104
-- Newly Reserved under
   1999 Nonstatutory Stock Option Plan, as
   amended and restated on April 10, 2002
   (the "1999 Plan") ..........................   8,000,000          $ 7.19 (3)         $57,520,000.00           $5,292

Total                                            12,039,155                             $86,362,565.77           $7,946

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock (the "Shares") which may become issuable under the 1997 Plan, the ESPP and the 1999 Plan (collectively, the "Plans") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Shares.

(2) The 1997 Plan provides for an annual increase in the number of Shares reserved and available for issuance under the 1997 Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the 1997 Plan to 4,000,000 (after giving effect to a four-for-one split of the Registrant's Common Stock effective June 15, 2000), (ii) four percent (4%) of the outstanding Shares, as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 8, 2002.

(4) The ESPP provides for an annual increase in the number of Shares reserved and available for issuance under the ESPP equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be sold under the ESPP to 1,600,000 (after giving effect to a four-for-one split of the Registrant's Common Stock effective June 15,
     2000), (ii) one percent (1%) of the outstanding Shares as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors.

(5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 8, 2002, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.

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     The contents of the Registrant's Forms S-8 Registration Statements,
Registration No.'s 333-52158, 333-48730, 333-93427, 333-67457, 333-38855, and
333-28597 dated December 19, 2000, October 27, 2000, December 22, 1999, November 18, 1998, October 28, 1997, and June 6, 1997, respectively, relating to the 1997 Stock Plan, 1997 Employee Stock Purchase Plan, and 1999 Nonstatutory Stock Option Plan are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

      Exhibit                             Description of Document
      Number

       4.1*       1997 Stock Plan, as amended on October 20, 1999.

       4.2**      1997 Employee Stock Purchase Plan.

       4.3 1999 Nonstatutory Stock Option Plan, as amended and restated on April 10, 2002.

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

      23.1        Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

      23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1)

      24.1 Powers of Attorney (included as part of the signature page of this registration statement).

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* Incorporated by reference to the Registrant's Registration Statement on Form
S-8 filed December 22, 1999 (file No. 333-93427).
** Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed June 6, 1997 (file No. 333-28597).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 12th day of April, 2002.

                                       RAMBUS INC.

                                       By: /s/ John D. Danforth
                                          --------------------------------------
                                          John D. Danforth
                                          Sr. Vice President, General Counsel
                                          and Secretary

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Geoffrey R. Tate and John D. Danforth, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE indicated:

        Signatures                         Title                         Date
        ----------                         -----                         ----
/s/ Geoffrey R. Tate          Chief Executive Officer and             April 12, 2002
-------------------------     Director (principal executive
Geoffrey R. Tate              officer)

/s/ David Mooring
-------------------------     President and Director                  April 12, 2002
David Mooring

/s/ Robert K. Eulau           Sr. Vice President, Finance and         April 12, 2002
-------------------------     Chief Financial Officer (principal
Robert K. Eulau               financial and accounting officer)

/s/ William Davidow           Chairman of the Board of                April 12, 2002
-------------------------     Directors
William Davidow

/s/ Bruce Dunlevie            Director                                April 12, 2002
-------------------------
Bruce Dunlevie

/s/ P. Michael Farmwald       Director                                April 12, 2002
-------------------------
P. Michael Farmwald

/s/ Charles Geschke           Director                                April 12, 2002
-------------------------
Charles Geschke

/s/ Mark Horowitz             Director                                April 12, 2002
-------------------------
Mark Horowitz

                                   Rambus Inc.
                       Registration Statement on Form S-8
                                Index to Exhibits

      Exhibit
       Number                            Description of Document

        4.1*      1997 Stock Plan, as amended on October 20, 1999.

        4.2**     1997 Employee Stock Purchase Plan.

        4.3 1999 Nonstatutory Stock Option Plan, as amended and restated on April 10, 2002.

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

       23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

       23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1)

       24.1 Powers of Attorney (included as part of the signature page of this registration statement).

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* Incorporated by reference to the Registrant's Registration Statement on Form
S-8 filed December 22, 1999 (file No. 333-93427).
** Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed June 6, 1997 (file No. 333-28597).